Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Golub Capital BDC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	--	--	--	--
Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	--	--	--	--
Fees to be paid	Equity	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	--	--	--	--
Fees to Be Paid	Other	Subscription Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	--	--	--	--
Fees to Be Paid	Debt	Debt Securities(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	--	--	--	--

Fees Previously Paid												--
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	Rule 415(a)(6)	(4)	(4)	(4)	(2)	(2)	N-2	333-232387	June 27, 2019	(4)
Carry Forward Securities	Equity	Preferred Stock, $0.001 par value per share	Rule 415(a)(6)	(4)	(4)	(4)	(2)	(2)	N-2	333-232387	June 27, 2019	(4)
Carry Forward Securities	Equity	Warrants	Rule 415(a)(6)	(4)	(4)	(4)	(2)	(2)	N-2	333-232387	June 27, 2019	(4)
Carry Forward Securities	Other	Subscription Rights	Rule 415(a)(6)	(4)	(4)	(4)	(2)	(2)	N-2	333-232387	June 27, 2019	(4)
Carry Forward Securities	Debt	Debt Securities(3)	Rule 415(a)(6)	(4)	(4)	(4)	(2)	(2)	N-2	333-232387	June 27, 2019	(4)
	Total Offering Amounts											--
	Total Fees Previously Paid							—				--
	Total Fee Offsets											$218,000.00
	Net Fee Due

(1)	An indeterminate aggregate initial offering price or number of shares of common stock, preferred stock or warrants as may be sold, from time to time. Warrants may represent rights to purchase common stock, preferred stock or debt securities as may from time to time be offered hereunder by Golub Capital BDC, Inc. (the “registrant”) at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(3)	Debt securities may be issued at an original issue discount.
(4)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $2,043,246,058.66 of unsold securities of the registrant that have been previously registered on the Registration Statement on Form N-2 (File No. 333-232387) (the “Unsold Securities”), initially filed by the registrant on June 26, 2019 and which became immediately effective upon filing (together with any post-effective amendments thereto, the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the $218,000.00 fee paid to register the Unsold Securities is offset against the filing fees to be paid on a pay-as-you-go basis in connection with the registration of securities under this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Equity	Common Stock, $0.001 par value per share		(1)	--
Fee Offset Sources	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Equity	Common Stock, $0.001 par value per share			(1)
Fee Offset Claims	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Equity	Preferred Stock, $0.001 par value per share		(1)	--
Fee Offset Sources	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Equity	Preferred Stock, $0.001 par value per share			(1)
Fee Offset Claims	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Equity	Warrants		(1)	--
Fee Offset Sources	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Equity	Warrants			(1)
Fee Offset Claims	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Other	Subscription Rights		(1)	--
Fee Offset Sources	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Other	Subscription Rights			(1)
Fee Offset Claims	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Debt	Debt Securities		(1)	--
Fee Offset Sources	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$218,000.00	(1)	Debt	Debt Securities			(1)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $2,043,246,058.66 of Unsold Securities of the registrant previously registered on the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $218,000.00 fee paid to register the Unsold Securities is offset against the filing fees to be paid on a pay-as-you-go basis in connection with the registration of securities under this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.